UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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NATIONAL RESEARCH CORPORATION

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National Research Corporation
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 8, 2009
To the Shareholders of
    National Research Corporation:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of National Research Corporation will be held on Friday, May 8, 2009, at 9:00 A.M., local time, at our corporate offices located at 1245 Q Street, Lincoln, Nebraska 68508, for the following purposes:
1. To elect two directors to hold office until the 2012 Annual Meeting of Shareholders and until their successors are duly elected and qualified.
2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
The close of business on March 30, 2009, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.
A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors NATIONAL RESEARCH CORPORATION

Patrick E. Beans Secretary
Lincoln, Nebraska
April 6, 2009
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 8, 2009. The National Research Corporation proxy statement for the 2009 Annual Meeting of Shareholders and the 2008 Annual Report to Shareholders are available at http://www.nationalresearch.com/InvestorRelations/tabid/54/Default.aspx.
YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

National Research Corporation
1245 Q Street
Lincoln, Nebraska 68508
PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 8, 2009
This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of National Research Corporation (the “Company”) beginning on or about April 6, 2009, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Friday, May 8, 2009, at 9:00 A.M., local time, at the Company’s corporate offices located at 1245 Q Street, Lincoln, Nebraska 68508, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.
Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.
A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the two persons nominated for election as directors referred to herein and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of two directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.
Only holders of record of the Company’s common stock, $.001 par value per share (the “Common Stock”), at the close of business on March 30, 2009, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 6,660,746 shares of Common Stock, each of which is entitled to one vote per share.
ELECTION OF DIRECTORS
The Company’s By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect two directors to hold office until the 2012 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the two persons named as nominees herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Votes will be tabulated by an inspector of elections appointed by the Board.

The following sets forth certain information, as of March 30, 2009, about the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.
Nominees for Election at the Annual Meeting
Terms expiring at the 2012 Annual Meeting
Michael D. Hays, 54, has served as Chief Executive Officer and a director since he founded the Company in 1981. He was appointed to the additional role of President of the Company in July 2008, a position in which he also served from 1981 to 2004. Prior to founding the Company, Mr. Hays served for seven years as a Vice President and a director of SRI Research Center, Inc. (n/k/a the Gallup Organization).
John N. Nunnelly, 56, has served as a director of the Company since December 1997. Mr. Nunnelly has been Vice President of Strategic Planning at McKesson Corporation, a leader in the healthcare information industry, since April 2005. Mr. Nunnelly has served in various other positions during his 24 year tenure with McKesson, including Group President of Resource Management and Home Health Solutions, Vice President and General Manager of the Amherst Product Group and Vice President of Sales-Decision Support. Mr. Nunnelly also serves as an adjunct professor at the University of Massachusetts, teaching information technology in the School of Nursing.
THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEES.
Directors Continuing in Office
Terms expiring at the 2010 Annual Meeting
Patrick E. Beans, 51, has served as Vice President, Treasurer, Chief Financial Officer, Secretary and a director of the Company since 1997, and as the principal financial officer since he joined the Company in August 1994. From June 1993 until joining the Company, Mr. Beans was the finance director for the Central Interstate Low-Level Radioactive Waste Commission, a five-state compact developing a low-level radioactive waste disposal plan. From 1979 to 1988 and from June 1992 to June 1993, he practiced as a certified public accountant.
Gail L. Warden, 70, has served as a director of the Company since January 2005. Mr. Warden is currently President Emeritus of Detroit-based Henry Ford Health System, where he served as President and Chief Executive Officer from 1988 until 2003. Prior to this role, Mr. Warden served as President and Chief Executive Officer of Group Health Cooperative of Puget Sound, as well as Executive Vice President of the American Hospital Association. Mr. Warden serves as Chairman to several national healthcare committees and as a board member to many other healthcare related committees and institutions.

Terms expiring at the 2011 Annual Meeting
JoAnn M. Martin, 54, has served as a director of the Company since June 2001. Ms. Martin was elected President and Chief Executive Officer of Ameritas Life Insurance Corp., an insurance and financial services company, in July 2005. From April 2003 to July 2005, she served Ameritas Life Insurance Corp. as President and Chief Operating Officer. Prior thereto, Ms. Martin served as Senior Vice President and Chief Financial Officer of Ameritas for more than the last five years. In January 2009, Ms. Martin was elected President and Chief Operating Officer of Ameritas Holding Company and UNIFI Mutual Holding Company (previously named Ameritas Acacia Mutual Holding Company), where she had served as Executive Vice President and Chief Financial Officer for more than the last five years. Ms. Martin has served as an officer of Ameritas and/or its affiliates since 1988. Ms. Martin is also a director of Ameritas Life Insurance Corp. Separate Account LLVL, Ameritas Life Insurance Corp. Separate Account LLVA, Calvert Asset Management Company and several of its subsidiaries, the Saint Elizabeth Regional Medical Center, the Lincoln Chamber of Commerce and the Omaha Branch of the Federal Reserve Bank of Kansas City.
Paul C. Schorr III, 72, has served as a director of the Company since February 1998. Mr. Schorr has been the President and Chief Executive Officer of ComCor Holding Inc., an electrical contractor specializing in construction consulting services, since 1987. Mr. Schorr is also a director of Western Sizzlin Corp. and Ameritas Life Insurance Corp.
CORPORATE GOVERNANCE
Independent Directors and Annual Meeting Attendance
Of the six directors currently serving on the Board of Directors, the Board has determined that JoAnn M. Martin, John N. Nunnelly, Paul C. Schorr III and Gail L. Warden are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market.
Directors are expected to attend the Company’s Annual Meeting of Shareholders each year. Six of the seven directors serving at the time of the Company’s 2008 Annual Meeting attended the meeting.
Committees
The Board held six meetings in 2008. During 2008, six of the directors attended all of the meetings of the Board for which he or she was a director in 2008 and at least 75% of the total number of meetings held by all committees of the Board on which such director served during the period that the director so served during 2008. Joseph W. Carmichael attended one of the three meetings of the Board for which he was a director in 2008.
The Board has a standing Audit Committee, Compensation Committee and Nominating Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by the Board. The Company makes available on its website located at www.nationalresearch.com copies of each of these charters free of charge.
The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company’s accounting and financial reporting processes; and the audits of the financial statements of the Company. The Audit Committee presently consists of Paul C. Schorr III (Chairperson), JoAnn M. Martin, John N. Nunnelly and Gail L. Warden, each of whom meets the independence standards of the NASDAQ Stock Market and the Securities and Exchange Commission for audit committee members. The Board has determined that JoAnn M. Martin qualifies as an “audit committee financial expert,” as that term is defined by the Securities and Exchange Commission, because she has the requisite attributes through, among other things, education and experience as a president, chief financial officer and certified public accountant. The Audit Committee held seven meetings in 2008.

The Compensation Committee determines compensation programs for the Company’s executive officers, reviews management’s recommendations as to the compensation to be paid to other key personnel and administers the Company’s equity-based compensation plans. John N. Nunnelly (Chairperson), JoAnn M. Martin, Paul C. Schorr III and Gail L. Warden are the current members of the Compensation Committee. The Compensation Committee held four meetings in 2008. In 2007, management of the Company engaged Buck Consultants, a nationally recognized compensation consultant, for the Company’s review of its compensation and benefits programs. The Company’s management instructed Buck Consultants to benchmark the base salary, total cash compensation and total direct compensation that the Company offers to the executive officers named in the Summary Compensation Table. The Company’s management also worked with Buck Consultants to update the group of companies that the Company had used for benchmarking purposes during its last major review of its compensation and benefit programs in 2003 to ensure that the companies included in the group have revenue that is comparable to the Company’s and a similar industry and market focus.
The Nominating Committee presently consists of JoAnn M. Martin (Chairperson), John N. Nunnelly, Paul C. Schorr III and Gail L. Warden, each of whom meets the independence standards of The NASDAQ Stock Market for nominating committee members. The Nominating Committee’s primary functions are to: (1) recommend persons to be selected by the Board as nominees for election as directors and (2) recommend persons to be elected to fill any vacancies on the Board. The Nominating Committee held no meetings in 2008.
Nominations of Directors
The Nominating Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s By-laws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of an intent to make such a nomination to the Secretary of the Company not less than 60 days or more than 90 days prior to the second Wednesday in the month of April.
In identifying and evaluating nominees for director, the Nominating Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Nominating Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. In addition, the Board and the Nominating Committee believe that the following specific qualities and skills are necessary for all directors to possess:
•	A director must display high personal and professional ethics, integrity and values.

•	A director must have the ability to exercise sound business judgment.

•
A director must be accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	A director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.
•	A director must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.
•	A director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.
The Board also believes the following qualities or skills are necessary for one or more directors to possess:
•
At least one independent director must have the requisite experience and expertise to be designated as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission, and have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, as required by the rules of NASDAQ.

•
One or more of the directors generally must be active or former executive officers of public or private companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

•	Directors must be selected so that the Board is a diverse body.
Transactions with Related Persons
Except as disclosed in this section, we had no transactions during 2008, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board has adopted policies and procedures regarding related person transactions. For purposes of these policies and procedures:
•	A “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and
•
A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board of Directors.

Ms. Martin serves as President and Chief Executive Officer of Ameritas Life Insurance Corp. In connection with the Company’s regular assessment of its insurance-based associate benefits and the costs associated therewith conducted by an independent insurance broker, in 2007 the Company began purchasing dental insurance for certain of its associates from Ameritas Life Insurance Corp. and, in 2009, the Company also began purchasing vision insurance for certain of its associates from Ameritas Life Insurance Corp. The total value of these purchases, which were conducted in arms’ length transactions, was less than $120,000 in each of 2007 and 2008.
Mr. Warden serves as a director of the Picker Institute. During 2003 and 2004, the Company advanced to the Picker Institute $600,000 to fund designated research projects, the final portion of which was spent during 2008. In addition, the Company is a party to a support services agreement with the Picker Institute under which the Company conducts the annual NRC Picker Symposium. Under the support services agreement, the Picker Institute receives a portion of the gross receipts of each Symposium, which amounted to $12,247 in 2008.
Communications with the Board of Directors
Shareholders may communicate with the Board by writing to National Research Corporation, Board of Directors (or, at the shareholder’s option, to a specific director), c/o Patrick E. Beans, Secretary, 1245 Q Street, Lincoln, Nebraska 68508. The Secretary will ensure that the communication is delivered to the Board or the specified director, as the case may be.

REPORT OF THE AUDIT COMMITTEE
In accordance with its written charter, the Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company’s accounting and financial reporting processes; and the audits of the financial statements of the Company.
In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2008 Annual Report on Form 10-K with the Company’s management and independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the audited financial statements in conformity with U.S. generally accepted accounting principles.
The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, the Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. The Audit Committee has considered whether the provision of the services relating to the Audit-Related Fees, Tax Fees and All Other Fees set forth in “Miscellaneous — Independent Registered Public Accounting Firm” was compatible with maintaining the independence of the independent registered public accounting firm and determined that such services did not adversely affect the independence of the firm.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.
AUDIT COMMITTEE
Paul C. Schorr III, Chairperson
JoAnn M. Martin
John N. Nunnelly
Gail L. Warden

PRINCIPAL SHAREHOLDERS
Management and Directors
The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 30, 2009, by: (1) each director and director nominee; (2) each of the executive officers named in the Summary Compensation Table; and (3) all of the directors, director nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. As of March 30, 2009, there were 6,660,746 shares of Common Stock outstanding.

	Shares of		Percent of
	Common Stock		Common Stock
Name of Beneficial Owner	Beneficially Owned		Beneficially Owned

Michael D. Hays(1)	4,842,757	(2)(3)	72.7%

Patrick E. Beans	119,947	(3)(4)	1.8%

JoAnn M. Martin	64,500	(3)	1.0%

Joseph W. Carmichael	63,486	(3)(5)	1.0%

Gail L. Warden	48,000	(3)	*

Jona S. Raasch	47,479	(3)	*

Paul C. Schorr III	43,000	(3)	*

John N. Nunnelly	31,800	(3)	*

All directors, nominees and executive officers as a group (eight persons)	5,260,969	(3)	79.0%

*	Denotes less than 1%.

(1)	The address of Mr. Hays is 1245 Q Street, Lincoln, Nebraska 68508.

(2)
Includes 1,000,000 shares pledged as security, and 500,000 shares which will be transferred to the Michael D. Hays 2009 Two-Year GRAT Agreement on or about March 31, 2009, all or a portion of which will be returned to Mr. Hays over the next two years.

(3)
Includes shares of Common Stock that may be purchased under stock options which are currently exercisable or exercisable within 60 days of March 30, 2009, as follows: Mr. Hays, 18,298 shares; Mr. Beans, 12,121 shares; Mr. Carmichael, 12,634 shares; Ms. Martin, 62,000 shares; Mr. Warden, 48,000 shares; Ms. Raasch, 47,479 shares; Mr. Schorr, 36,000 shares; Mr. Nunnelly, 24,000 shares; and all directors, nominees and executive officers as a group, 260,532 shares.

(4)	Includes 1,500 shares held by Mr. Beans as custodian for his minor children and 60,354 shares owned by eight trusts for which Mr. Beans is the sole trustee.

(5)	Includes 11 shares held by Mr. Carmichael as a result of his membership in an investment club.

Other Beneficial Owners
The following table sets forth certain information regarding beneficial ownership by the only other persons known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership information set forth below is based solely on a Schedule 13G filed by the beneficial owner with the Securities and Exchange Commission on January 25, 2008.

	Amount and Nature of Beneficial Ownership
Name and Address of	Voting Power		Investment Power			% of
Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Class

Burnham Asset Management Corporation(1)	-0-	-0-	-0-	350,000	350,000	5.3%
1325 Avenue of the Americas New York, NY 10019

(1)	Represents a joint filing by Burnham Asset Management Corporation and Burnham Securities Inc.

COMPENSATION DISCUSSION AND ANALYSIS
The following discussion and analysis relates to the compensation of the individuals named in the Summary Compensation Table, a group we refer to as our “named executive officers.” In this discussion, the terms “we,” “our,” “us” or similar terms refer to the Company.
Overview of Executive Compensation Philosophy
We recognize the importance of maintaining sound principles for the development and administration of our executive compensation and benefit programs. Specifically, we design our executive compensation and benefit programs to advance the following core principles:
•	We strive to compensate our executive officers at competitive levels to ensure that we attract and retain a highly competent, committed management team.
•	We provide our executive officers with the opportunity to earn competitive pay as measured against comparable companies.
•	We link our executive officers’ compensation, particularly annual cash bonuses, to established Company financial performance goals.
We believe that a focus on these principles will benefit us and, ultimately, our shareholders in the long term by ensuring that we can attract and retain highly-qualified executive officers who are committed to our long-term success.
Role of the Compensation Committee
The Board appoints the Compensation Committee, which consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of the Securities Exchange Act of 1934. The following individuals are members of the Compensation Committee:
•	John N. Nunnelly (Chairperson)

•	JoAnn M. Martin

•	Paul C. Schorr III

•	Gail L. Warden
The Compensation Committee determines compensation programs for our executive officers, reviews management’s recommendations as to the compensation to be paid to other key personnel and administers our equity-based compensation plans. Periodically, the Compensation Committee reviews and determines our compensation and benefit programs, with the objective of ensuring the executive compensation and benefits programs are consistent with our compensation philosophy. At the time of such reviews, our management has engaged a nationally recognized compensation consultant.

For our most recent review of our compensation and benefit programs, in 2007, our management engaged Buck Consultants, a nationally recognized compensation consultant. Our management instructed Buck Consultants to benchmark the base salary, total cash compensation and total direct compensation that we offer our named executive officers. Buck Consultants worked with our management to update the group of companies that we had used during our last major review of our compensation and benefit programs in 2003 to ensure that the companies included in the group have revenue that is comparable to ours and a similar industry and market focus. Buck Consultants and our management selected companies based on one or more of the following characteristics:
•	A Global Industry Classification Standard code the same or similar to ours;

•	A business model similar to ours;

•	Stable financial performance over recent periods;

•	Annual revenue approximating $20 million to $150 million;

•	Directly competitive with us, regardless of revenue comparability.
The companies selected for our review of compensation in 2007 were the following:

•	Opinion Research Corporation

•	The Advisory Board Company

•	Forrester Research, Inc.

•	Greenfield Online, Inc.

•	Phase Forward Incorporated

•	Landauer, Inc.

•	NetRatings, Inc.

•	Keynote Systems, Inc.

•	Vitria Technology, Inc.
•	BrandPartners Group Inc.

•	Guideline, Inc.

•	Netsmart Technologies Inc.

•	Mediware Information Systems, Inc.

•	Rainmaker Systems, Inc.

•	The Management Network Group, Inc.

•	HealthStream, Inc.

•	Insightful Corporation

•	Health Grades, Inc.

We refer to these companies as “comparable companies.” In determining compensation levels for our named executive officers in 2007, our Compensation Committee reviewed the comparable company data to the extent the data reflected positions similar to those held by our named executive officers. Our Compensation Committee considered these data and other information provided by Buck Consultants to assess our competitive position with respect to the following components of compensation:
•	Base salary;

•	Annual cash incentive compensation; and

•	Long-term equity incentive compensation.
The objective of the Compensation Committee is to establish base salary at a competitive level compared with comparable companies to attract and retain highly-qualified executive officers. We consider base salary to be at a “competitive level” if it is within 20% above or below the median level paid by comparable companies to similarly situated executives. The Compensation Committee also considers individual performance, level of responsibility, skills and experience, and internal comparisons among executive officers in determining base salary levels. Based on this comparable information and other information, the Compensation Committee resets executive salary levels at the time of each significant compensation review, which levels are then generally adjusted only to reflect changes in responsibilities or comparable company data.
The Compensation Committee administers our annual cash incentive program and long-term equity incentive plans, and approves all awards made under the program and plans. For annual and long-term incentives, the Compensation Committee considers internal comparisons and other existing compensation awards or arrangements in making compensation decisions and recommendations. In its decision-making process, the Compensation Committee receives and considers the recommendations of our Chief Executive Officer as to executive compensation programs for all of the other officers. The Compensation Committee makes its decisions regarding general program adjustments to future base salaries, annual incentives and long-term incentives concurrently with its assessment of the executive officers’ performance. Adjustments generally become effective in January of each year.
In fulfilling its objectives as described above, the Compensation Committee took the following steps in 2008:
•	Considered the comparative company data provided in 2007 by Buck Consultants;
•	Reviewed the performance of our Chief Executive Officer and determined his total compensation;
•	Reviewed the performance of our other executive officers and other key associates (i.e., employees) with assistance from our Chief Executive Officer; and
•
Determined total compensation for our named executive officers based on the 2007 compensation review, recommendations by our Chief Executive Officer (as to the other officers) and changes in officer responsibilities.

Total Compensation
We intend to continue our strategy of compensating our executive officers at competitive levels through programs that emphasize performance-based incentive compensation in the form of cash and equity-based awards. To that end, we have structured total executive compensation to ensure that there is an appropriate balance between a focus on our long-term versus short-term performance. We believe that the total compensation paid or awarded to the executive officers during 2008 was consistent with our financial performance and the individual performance of each of our executive officers. We also believe that this total compensation was reasonable in its totality and is consistent with our compensation philosophies described above.
CEO Compensation
The Compensation Committee reviews annually the salary and total compensation levels of Michael D. Hays, our Chief Executive Officer. Based on the comparative company data that Buck Consultants provided as part of our compensation review completed in 2007, Mr. Hays’ salary and overall compensation are significantly below the median level paid to chief executive officers of comparable companies. Due to Mr. Hays’ large holding of our stock and his desire to materially align his compensation with the interests of our other shareholders, he requested that his base salary and targeted overall compensation remain unchanged. The Compensation Committee has not proposed an increase in his salary or overall compensation since 2005.
Elements of Compensation
Base Salary
The objective of the Compensation Committee is to establish base salary at a competitive level compared with comparable companies, with the exception of Mr. Hays’ salary as noted above. The Compensation Committee also considers individual performance, level of responsibility, skills and experience, and internal comparisons among executive officers in determining base salary levels. Within the framework of offering competitive base salaries, we attempt to minimize base salary increases in order to limit our exposure if we do not meet performance targets under our incentive compensation program. Based on comparable company information and the other factors noted above, the Compensation Committee resets executive salary levels at the time of each significant compensation review, which are then generally adjusted only to reflect changes in responsibilities. For 2008, the annual base salaries of our named executives did not change, except that Ms. Raasch’s base salary increased 9.5% beginning on January 1, 2008. The Compensation Committee increased Ms. Raasch’s base salary to bring it up to a competitive level compared with similarly situated executives at comparable companies. In 2008, base salaries paid to our named executive officers represented the following percentages of their total compensation.
Base Salary as a Percentage
of Total Compensation

Michael D. Hays	53%

Joseph W. Carmichael	36%

Patrick E. Beans	57%

Jona S. Raasch	34%

Annual Cash Incentive
Our executive officers are eligible for annual cash incentive awards under our incentive compensation program. Please note that, while we may refer to annual cash incentive awards as bonuses in this discussion, the award amounts are reported in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation” pursuant to the Securities and Exchange Commission’s regulations.
We intend for our incentive compensation program to provide an incentive to meet and exceed financial and personal goals, and to promote a superior level of performance. Within the overall context of our pay philosophy and culture, the program:
•	Provides competitive levels of total cash compensation;

•	Aligns pay with organizational and individual performance;

•	Focuses executive attention on key business metrics; and

•	Provides a significant incentive for achieving and exceeding performance goals.
Under our incentive compensation program, the Compensation Committee establishes performance objectives for our named executive officers at the beginning of each year. For Messrs. Hays, Carmichael and Beans, the Compensation Committee used our overall revenue and operating income as performance measures for 2008 because the Compensation Committee believes these are key measures of our ability to deliver value to our shareholders for which Messrs. Hays, Carmichael and Beans have primary responsibility. The Compensation Committee weighted the two performance measures equally in determining bonus payouts. The Compensation Committee established:
•	Target levels for overall revenue for the year, the first quarter of the year and each month in the final three quarters of the year;
•	Target levels for overall operating income for the year and for each quarter of the year; and
•	Threshold and maximum levels at 85% and 125%, respectively, of target for each period.
The Compensation Committee also set target bonus amounts for 2008 that Messrs. Hays, Carmichael and Beans would receive if the target level of performance for both performance measures were achieved for 2008. The bonus amounts would be 50% of the target bonus amount at the threshold performance level, 125% of the target bonus amount at the maximum performance level and pro rated in between. The portion of the bonus paid for performance with respect to revenue would be determined 50% by performance for the year and approximately 4.2% by performance for each month during the year. The portion of the bonus paid for performance with respect to operating income would be determined 50% by performance for the year and 12.5% by performance for each quarter of the year.
As in past years, the Compensation Committee established thresholds, targets and maximums at a level such that achievement of any of these would require performance representing substantial revenue and operating income growth. Since we achieved significant increases with respect to these measures in 2007 compared to 2006, achievement of any bonus amount for 2008 required sustained and superior financial performance. Consistent with the previous year, the Compensation Committee set thresholds, targets and maximums for 2008 aggressively, as demonstrated by the fact that over the previous five years, full-year payouts have always been less than target.

For 2008, the Compensation Committee used the revenue and operating income of The Governance Institute, one of our divisions, as the performance measures for Ms. Raasch’s annual cash incentive award because she is primarily responsible for the financial performance of The Governance Institute. The Compensation Committee set the performance targets for Ms. Raasch’s award based on 2007 performance of The Governance Institute. Achievement of the target payout required performance at a level that represented substantial revenue and operating income growth over 2007.
In addition to setting performance targets, the Compensation Committee also sets each executive officer’s target bonus amount. The Compensation Committee considered the comparative company data and Buck Consultant’s recommendations resulting from the 2007 compensation review, and concluded that our practice of setting annual target payouts at 50% of base salary continues to provide competitive compensation consistent with our goals for annual incentive awards. For 2008, target bonus percentages and amounts for our named executive officers were as follows.

	2008 Target Bonus
	Percentage	2008 Target
Name	of Base Salary	Bonus Amount

Michael D. Hays	50%	$63,700

Joseph W. Carmichael	50%	$88,350

Patrick E. Beans	50%	$87,500

Jona S. Raasch	50%	$86,500
The following table shows amounts actually earned by our named executive officers for 2008, along with the percentages of their base salaries these amounts represent.

	2008 Actual Bonus
	Percentage of	2008 Actual
Name	Total Compensation	Bonus Amount

Michael D. Hays	33%	$20,888

Joseph W. Carmichael(1)	18%	$15,589

Patrick E. Beans	33%	$28,694

Jona S. Raasch	22%	$19,408

(1)	Mr. Carmichael resigned as President on July 10, 2008, so his actual bonus reflects a pro rated amount.

The Compensation Committee has established the following target bonus percentages and amounts for 2009 for Mr. Hays, Ms. Raasch and Mr. Beans.

	2009 Target Bonus
	Percentage	2009 Target
Name	of Base Salary	Bonus Amount

Michael D. Hays	50%	$63,700

Patrick E. Beans	50%	$87,500

Jona S. Raasch	50%	$86,500
Long-Term Equity Incentive
To provide an additional performance incentive for our executive officers and other key management personnel, our executive compensation package includes stock options and restricted stock grants. Under our 2006 Equity Incentive Plan, the Compensation Committee also has the authority to grant other equity-based awards, including stock appreciation rights and performance shares. The general purpose of our current equity-based plans is to promote the achievement of our long-range strategic goals and enhance shareholder value. We grant stock options with a per-share exercise price of 100% of the fair market value of a share of our common stock on the date of grant so that the value of the option will be dependent on the future market value of the common stock. We believe this helps to align the economic interests of our key management personnel with the interests of our shareholders. To encourage our key management personnel to continue in employment with us, we generally grant restricted stock under the 2006 Equity Incentive Plan subject to a three-year restriction period.
The Compensation Committee considered the comparative company data and Buck Consultant’s recommendations resulting from the 2007 compensation review, and concluded that our practice of setting annual target equity awards for our executive officers at 50% of their respective then-current base salaries continues to provide competitive compensation consistent with our goals for equity awards. The Compensation Committee generally grants options to purchase shares of our common stock effective on a date in the first week of January. Accordingly, on January 4, 2008, the Compensation Committee granted options to each of our named executive officers approximately equal in value to 50% of their respective then-current base salaries. To determine the number of options equal to 50% of an executive officer’s base salary, the Compensation Committee divided the annual target equity award amount by the closing price per share of our common stock on the date of grant, and multiplied the resulting quotient by three. This method of calculating the number of options to grant to our named executive officers resulted in a slightly lower number of options than the Black-Scholes method would have indicated. As a result, our grants to our named executive officers had a grant date fair value of somewhat less than 50% of our named executive officers’ respective base salaries. The number of options granted to our named executive officers is shown in the Grants of Plan-Based Awards Table.

Our Compensation Committee may condition awards on the achievement of various performance goals, including the following:

•	Return on equity;
•	Return on investment;
•	Return on net assets;
•	Shareholder value added;
•	Earnings from operations;
•	Pre-tax profits;
•	Net earnings;
•	Net earnings per share;
•	Working capital as a percent of net cash provided by operating activities
•	Market price for our common stock; and
•	Total shareholder return.

In conjunction with selecting the applicable performance goal or goals, the Compensation Committee will also fix the relevant performance level or levels (e.g., a 15% return on equity) that must be achieved with respect to the goal or goals in order for key associates to earn performance shares. For 2008, no awards were conditioned on such performance goals.
Other Benefits
In 2008, we asked Ms. Raasch to relocate to San Diego, California for her work as President of the Governance Institute. In connection with this move, the Compensation Committee granted Ms. Raasch a one-time discretionary bonus of $150,000 to compensate her for relocating and anticipated higher costs of living in her new location.
To assist our associates in preparing financially for retirement, we maintain a 401(k) plan for all salaried associates, including our executive officers. Pursuant to the 401(k) plan, we match 25% of the first 6% of compensation contributed by our associates up to allowable Internal Revenue Service limitations. We also maintain group life, health, dental and vision insurance programs for all of our salaried employees, and our named executive officers are eligible to participate in these programs on the same basis as all other eligible employees.
Agreements with Officers
We do not have employment, retention, severance, change of control or similar agreements with any of our executive officers. While we enter into award agreements with our executive officers and other participants under our long-term equity award plans, these agreements and plans do not provide for acceleration of vesting or other benefits upon a change of control or termination.

SUMMARY COMPENSATION TABLE
Set forth below is information regarding compensation earned by or paid or awarded to the following of our executive officers during 2008: (1) Michael D. Hays, our Chief Executive Officer and, as of July 10, 2008, our President; (2) Joseph W. Carmichael, our President until July 10, 2008; (3) Jona S. Raasch, President of the Governance Institute, a division of National Research Corporation; and (4) Patrick E. Beans, our Vice President, Treasurer, Chief Financial Officer and Secretary. We have no other executive officers, as defined in Rule 3b-7 of the Securities Exchange Act of 1934, whose total compensation exceeded $100,000 during 2008. The identification of such named executive officers is determined based on the individual’s total compensation for 2008, as reported below in the Summary Compensation Table, other than amounts reported as above-market earnings on deferred compensation and the actuarial increase in pension benefit accruals.
The following table sets forth for our named executive officers with respect to 2008, 2007 and 2006: (1) the dollar value of base salary earned during the year; (2) the dollar value of the compensation cost of all outstanding stock and option awards recognized with respect to the year, computed in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS No. 123R”) (without reduction for estimated forfeitures); (3) the dollar value of earnings for services pursuant to awards granted during the year under non-equity incentive plans; (4) all other compensation for the year; and (5) the dollar value of total compensation for the year.

							Non-Equity
Name and					Stock	Option	Incentive Plan	All Other
Principal Position	Year	Salary	Bonus		Awards(1)	Awards(1)	Compensation	Compensation(2)	Total

Michael D. Hays	2008	$127,400	—		—	$91,471	$20,888	$1,836	$241,595
Chief Executive	2007	$127,400	—		—	$107,135	$21,101	$2,381	$258,017
Officer	2006	$127,400	—		—	$95,602	$38,179	$2,573	$263,754
and President

Joseph W. Carmichael	2008	$176,700	—		$222,403	$71,312	$15,589	$2,146	$488,150
President(3)	2007	$176,700	—		$246,347	$80,181	$29,265	$3,302	$535,795
	2006	$176,700	—		$247,353	$64,074	$52,956	$3,300	$544,383

Patrick E. Beans	2008	$175,000	—		—	$101,407	$28,694	$3,003	$308,104
Vice President, Treasurer,	2007	$167,159	—		—	$109,447	$24,887	$3,036	$304,529
Chief Financial Officer	2006	$150,255	—		—	$95,800	$45,033	$3,012	$294,100
and Secretary

Jona S. Raasch	2008	$173,000	$150,000	(4)	—	$108,649	$19,408	$52,925	$503,982
President of The	2007	$158,000	—		—	$118,560	$65,328	$3,038	$344,926
Governance Institute, a	2006	$158,000	—		—	$104,214	$47,353	$3,083	$312,650
division of National Research Corporation

(1)
Represents the share-based compensation expense recognized by the Company during the year in accordance with SFAS No. 123R (without reduction for estimated forfeitures). See Note 8 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the years ended December 31, 2008, and December 31, 2007, for a discussion of assumptions made in the valuation of share-based compensation.

(2)	Represents amount of Company 401(k) matching contribution and, with respect to Ms. Raasch, reimbursement of moving expenses of $49,893.

(3)	Mr. Carmichael resigned as President on July 10, 2008.

(4)	Represents a discretionary bonus granted in connection with Ms. Raasch’s relocation to San Diego, California.

GRANTS OF PLAN-BASED AWARDS
We maintain the 2006 Equity Incentive Plan and the 2001 Equity Incentive Plan pursuant to which grants may be made to our executive officers. The following table sets forth information regarding all such incentive plan awards that were made to the named executive officers in 2008. No equity incentive awards were granted to the named executive officers in 2008.

		Estimated Possible Payouts			All Other Option	Exercise or	Grant Date Fair
		Under Non-Equity			Awards: No. of	Base Price of	Value of Stock
		Incentive Plan Awards(1)			Securities	Option	and Option
Name	Grant Date	Threshold	Target	Maximum	Underlying Options	Awards	Awards

Michael D. Hays	1/04/2008				7,211	$26.50	$5.98
		$31,850	$63,700	$79,625

Joseph W. Carmichael	1/04/2008				10,002	$26.50	$5.98
		$44,175	$88,350	$110,438

Patrick E. Beans	1/04/2008				9,906	$26.50	$5.98
		$43,750	$87,500	$109,375

Jona S. Raasch	1/04/2008				9,792	$26.50	$5.98
		$43,250	$86,500	$108,125

(1)
The threshold payments specified in the table represent the payment that would be made to the named executive officer if the threshold performance level for each performance measure is achieved. Because the payments are determined in part by monthly and quarterly performance as well as annual performance for each named executive officer, and it is possible that a threshold performance level may be achieved for some performance measures, but not others, a named executive officer may receive a total cash incentive award payment that is less than the threshold amount specified in the table, which represents the aggregate threshold amount for the year taken as a whole.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008
The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2008, including the number of shares underlying both exercisable and unexercisable portions of each stock option, as well as the exercise price and expiration date of each outstanding option.

Option Awards							Stock Awards
	No. of Securities		No. of Securities						Market Value
	Underlying		Underlying				No. of Shares or		of Shares or
	Unexercised		Unexercised		Option		Units of Stock		Units of Stock
	Options		Options		Exercise	Option	That Have		That Have
Name	(Exercisable)		(Unexercisable)		Price	Expiration Date	Not Vested		Not Vested

Michael D. Hays	—		18,298	(1)	$16.10	01/05/14	—		—
	—		11,078	(2)	$17.25	01/05/16	—		—
	—		8,356	(3)	$22.87	01/05/17	—		—
	—		7,211	(4)	$26.50	01/04/18	—		—

Joseph W. Carmichael	—		—		—	—	19,203	(5)	$556,119
	—		12,634	(1)	$16.10	01/05/14	—		—
	—		11,589	(3)	$22.87	01/05/17	—		—
	—		10,002	(4)	$26.50	01/04/18	—		—

Patrick E. Beans	—		12,121	(1)	$16.10	01/05/14	—		—
	—		13,884	(6)	$15.46	01/05/15	—		—
	—		13,066	(2)	$17.25	01/05/16	—		—
	—		9,855	(3)	$22.87	01/05/17	—		—
	—		9,906	(4)	$26.50	01/04/18	—		—

Jona S. Raasch	34,091	(7)	—		$11.00	06/26/13	—		—
	—		13,388	(1)	$16.10	01/05/14	—		—
	—		15,330	(6)	$15.46	01/05/15	—		—
	—		13,739	(2)	$17.25	01/05/16	—		—
	—		10,363	(3)	$22.87	01/05/17	—		—
	—		9,792	(4)	$26.50	01/04/18	—		—

(1)	Options vest in full on the fifth anniversary of the grant date. These options will vest on January 5, 2009.

(2)	Options vest in full on the fifth anniversary of the grant date. These options will vest on January 5, 2011.

(3)	Options vest in full on the fifth anniversary of the grant date. These options will vest on January 5, 2012.

(4)	Options vest in full on the fifth anniversary of the grant date. These options will vest on January 4, 2013.

(5)	Restricted shares vest ratably over three years. The unvested restricted shares held by Mr. Carmichael will vest as follows:

Vesting Date	Shares Vesting
02/21/09	8,558
05/09/09	726
08/09/09	695
11/13/09	666
02/21/10	8,558

(6)	Options vest in full on the fifth anniversary of the grant date. These options will vest on January 5, 2010.

(7)	Options vested in full on June 26, 2008.

OPTION EXERCISES AND STOCK VESTED
The following table sets forth information regarding each exercise of stock options and vesting of restricted stock that occurred during 2008 for each of the Company’s named executive officers on an aggregated basis:

	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting

Michael D. Hays	38,182	$685,749	—	—

Joseph W. Carmichael	32,727	$561,268	15,101	$429,522

Patrick E. Beans	31,364	$647,980	—	—

Jona S. Raasch	—	—	—	—
DIRECTOR COMPENSATION
Directors who are executive officers of the Company receive no compensation for service as members of either the Board or committees thereof. Directors who are not executive officers of the Company receive an annual retainer of $10,000 and a fee of $500 for each committee meeting attended which is not held on the same date as a Board meeting. Additionally, directors are reimbursed for out-of-pocket expenses associated with attending meetings of the Board and committees thereof. In 2007, Ms. Martin was appointed our lead director. She receives $500 for each meeting with our chief executive officer. In 2008, no such meetings were held.
Pursuant to the 2004 Director Plan, each director who is not an associate (i.e., employee) of the Company receives an annual grant of an option to purchase 12,000 shares of our common stock on the date of each Annual Meeting of Shareholders. The options have an exercise price equal to the fair market value of the common stock on the date of grant and vest one year after the grant date.
The following table sets forth information regarding the compensation received by each of the Company’s directors during 2008:

	Fees Earned or
Name	Paid in Cash	Option Awards(1)	Total

JoAnn M. Martin	$12,000	$62,760	$74,760

John N. Nunnelly	$12,000	$62,760	$74,760

Paul C. Schorr III	$12,000	$62,760	$74,760

Gail L. Warden	$12,000	$62,760	$74,760

(1)
Represents the share-based compensation expense recognized by the Company during the year in accordance with SFAS No. 123R (without reduction for estimated forfeitures). See Note 8 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2008, for a discussion of assumptions made in the valuation of share-based compensation. The grant date fair value of each director’s 2008 option award was $5.22 per option share.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.
John N. Nunnelly, Chairperson
JoAnn M. Martin
Paul C. Schorr III
Gail L. Warden
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any owner of greater than 10% of the Company’s Common Stock to file reports with the Securities and Exchange Commission concerning their ownership of the Company’s Common Stock. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that, during the fiscal year ended December 31, 2008, all of its directors and executive officers and owners of greater than 10% of the Company’s Common Stock complied with the Section 16(a) filing requirements, except that John N. Nunnelly did not timely file a Form 4 reporting a sale of shares on September 2, 2008.
MISCELLANEOUS
Independent Registered Public Accounting Firm
KPMG LLP acted as the independent registered public accounting firm for the Company in 2008 and it is anticipated that such firm will be similarly appointed to act in 2009. The Audit Committee is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.
The fees to KPMG LLP for the fiscal years ended December 31, 2008 and 2007 were as follows:

	2008	2007

Audit Fees(1)	$176,835	$124,200
Audit-Related Fees(2)	1,960	18,132
Tax Fees(3)	15,334	15,965
All Other Fees	—	—

Total	$194,129	$158,297

(1)	Audit of annual financial statements and review of financial statements included in Forms 10-Q.

(2)	Due diligence, accounting consultations and review of Form 8-K/A related to an acquisition.

(3)	Tax consultations and tax return preparation including out-of-pocket expenses.

The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management. During 2008, no fees to the independent registered public accounting firm were approved pursuant to the de minimis exception under the Securities and Exchange Commission’s rules.
Shareholder Proposals
Proposals that shareholders of the Company intend to present at and have included in the Company’s proxy statement for the 2010 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received by the Company by the close of business on December 7, 2009. In addition, a shareholder who otherwise intends to present business at the 2010 Annual Meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-Laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the second Wednesday in the month of April (subject to certain exceptions if the Annual Meeting is advanced or delayed a certain number of days). Under the By-Laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2010 Annual Meeting but do not intend to include in the Company’s proxy statement for such meeting) prior to February 14, 2010, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2010 Annual Meeting. If the Board chooses to present such proposal at the 2010 Annual Meeting, then the persons named in proxies solicited by the Board for the 2010 Annual Meeting may exercise discretionary voting power with respect to such proposal.
Other Matters
The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular associates of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.
Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Patrick E. Beans, Secretary, National Research Corporation, 1245 Q Street, Lincoln, Nebraska 68508.

By Order of the Board of Directors NATIONAL RESEARCH CORPORATION

Patrick E. Beans Secretary

April 6, 2009

PROXY
▼ PLEASE SIGN, DATE AND RETURN USING THE ENVELOPE PROVIDED ▼
NATIONAL RESEARCH CORPORATION
2009 ANNUAL MEETING OF SHAREHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Michael D. Hays and Patrick E. Beans, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of National Research Corporation held of record by the undersigned on March 30, 2009, at the Annual Meeting of Shareholders to be held on May 8, 2009, or any adjournment or postponement thereof.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of the Board’s nominees.

1.	ELECTION OF DIRECTORS:	1.	Michael D. Hays (Term expiring at the 2012 Annual Meeting)
		2.	John N. Nunnelly (Term expiring at the 2012 Annual Meeting)

☐	FOR the nominees listed above (except as specified below).	☐	WITHHOLD AUTHORITY to vote for the nominees listed above.

(Instructions: To withhold authority to vote for any indicated nominee(s), write the name(s) of the nominee(s) in the box provided to the right.)
2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Check appropriate box Indicate changes below:	Date , 2009
Address Change? ☐       Name Change? ☐

☐	Please check this box if you plan to attend the Annual Meeting. Number of persons attending: _____.
NO. OF SHARES

(Registered Owner)

(Registered Owner if held jointly)
Signature(s) in Box
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.